UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  July 2, 2007
(Date of earliest event reported)

Maine & Maritimes Corporation
(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Maine Public Service Company Receives Approval to Increase Electric Transmission and DSM Mil Rates

PRESQUE ISLE, ME -- 07/02/2007 – On June 27, 2007, Maine Public Service Company (MPS), a wholly owned utility subsidiary of Maine & Maritimes Corporation (AMEX: MAM), received approval from the Maine Public Utilities Commission (MPUC) to increase its electric transmission rates for retail customers by 10.2% or approximately $345,000, and its Demand Side Management rates by 16.7%, or approximately $110,000. The new retail rates became effective on July 1, 2007.

On May 21, 2007, MPS filed its updated rates under the 2007 Open Access Transmission Tariff (“OATT”) formula pursuant to Docket ER00-1053 for both wholesale and retail customers. The revenue increases were approximately $54,000 and $345,000 respectively. These new transmission rates are subject to a customer refund that may occur as a result of the proceeding and potential settlement negotiations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2007
MAINE & MARITIMES CORPORATION

By: /s/ Brent M. Boyles
Brent M. Boyles
President and CEO